EXHIBIT 99.1

Press Release dated April 5, 2007

FOR IMMEDIATE RELEASE

April 5, 2007

PEOPLE’S BANK STOCKHOLDERS AND DEPOSITORS APPROVE

PLAN OF CONVERSION

PEOPLE’S UNITED FINANCIAL, INC. ANNOUNCES PRELIMINARY

RESULTS OF THE SUBSCRIPTION OFFERING PORTION OF THE

SECOND STEP CONVERSION AND INCREASES PURCHASE

LIMITATIONS

BRIDGEPORT, CONNECTICUT – People’s Bank (the “Bank”) (NASDAQ: PBCT) announced today that its stockholders and depositors have each approved the plan of conversion pursuant to which People’s Bank and People’s Mutual Holdings will convert to a stock holding company form of organization and People’s United Financial, Inc. (the “Company”), the proposed holding company for People’s Bank, is offering for sale up to 185,437,500 shares of its common stock. The Bank also announced that its stockholders and depositors have each approved the establishment of The People’s Community Foundation and its funding with 2,000,000 shares of Company common stock and $20.0 million in cash from the offering proceeds.

The Company also announced today it had received more than 20,800 orders for a total of approximately 64,000,000 shares of common stock at a purchase price of $20.00 per share, or approximately $1.28 billion, in the subscription offering, for which Ryan Beck & Co., Inc. acted as selling agent. These orders will be maintained by the Company, with interest on subscribers’ funds continuing to accrue until completion of the offering.

As previously announced, the Company has commenced a syndicated offering to the general public to sell shares of common stock not subscribed for in the subscription offering. The syndicated offering is expected to conclude during the week of April 9, 2007. Morgan Stanley & Co. Incorporated is acting as sole book-running manager for the syndicated offering. Keefe, Bruyette & Woods, Inc., Lehman Brothers Inc. and Ryan Beck & Co., Inc. are acting as joint lead managers and Sandler O’Neill & Partners, L.P. is acting as co-manager for the syndicated offering. The syndicated offering is being conducted on a best efforts basis and none of the members of the syndicate group is required to purchase any shares of common stock in the offering.

Subject to market conditions, independent appraiser review and regulatory approval, the Company expects to sell in the aggregate between 161,250,000 shares, which is the midpoint of the offering range set forth in the prospectus dated February 14, 2007, and 185,437,500 shares, which is the maximum of the offering range, in both the subscription offering and the syndicated offering.

In addition, the Company announced that it has increased the aggregate maximum purchase limitation applicable to purchasers acting together with others from 2,000,000 shares ($40.0 million) to 5,000,000 shares ($100.0 million), in all categories of the offering combined. The individual maximum purchase limitation of 625,000 shares ($12.5 million) previously announced remains unchanged.

The completion of the conversion and offering remains subject to (1) final approval from the Office of Thrift Supervision, including approval of an updated appraisal, and (2) the sale of at least 137,062,500 shares of common stock.

This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of People’s United Financial and People’s Bank that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that affect People’s Bank’s interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect People’s United Financial’s and People’s Bank’s operations.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

A copy of the prospectus relating to the syndicated offering may be obtained from:

Morgan Stanley & Co. Incorporated

180 Varick Street

New York, New York 10014

Attention: Prospectus Department

or via e-mail to prospectus@morganstanley.com

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

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